UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 1, 2013

WireCo WorldGroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-174896	27-0061302
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

12200 NW Ambassador Drive, Kansas City, Missouri 64163
(Address of principal executive offices and zip code)

(816) 270-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 1, 2013, WireCo WorldGroup Inc. (the "U.S. Borrower"), WRCA (Luxembourg) Holdings S.ÁR.L. (the "Lux Borrower" and, together with the U.S. Borrower, the "Borrowers"), WireCo WorldGroup (Cayman) Inc. ("Parent"), the other Loan Parties party thereto, the Lenders party thereto, and Fifth Third Bank, as Administrative Agent, with Goldman Sachs Bank USA and Deutsche Bank Securities, Inc. as joint lead arrangers and joint bookrunners, entered into a Second Amendment to the Credit Agreement (the “Amendment”) to the credit agreement dated as of July 12, 2012 (the "Credit Agreement”). Terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.
The Amendment, among other things, amends the Credit Agreement to (i) update the Total Net Leverage Ratio financial covenant for fiscal quarters ending June 30, 2013 and thereafter to a Senior Secured Net Leverage Ratio covenant and (ii) modify certain defined terms used in the calculation of the Borrowers' financial covenants.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

10.1    The Second Amendment to the Credit Agreement, dated July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WireCo WorldGroup Inc.
(Registrant)

Dated:	July 3, 2013	By:	/s/ Brian G. Block
Brian G. Block
Senior Vice President and Chief Financial Officer